EXHIBIT 99.1

Chemung Financial Corporation Reports Third Quarter 2017 Net Income of $3.7 Million, or $0.76 per Share

ELMIRA, N.Y., Oct. 19, 2017 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income of $3.7 million, or $0.76 per share, for the third quarter of 2017, compared to $2.7 million, or $0.58 per share, for the third quarter of 2016.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“Our continued focus on our customers and clients produced another quarter of strong results, recognizing solid growth in net interest income, earnings, loans, and deposits.  To continue our growth in loans and deposits, we are excited to be opening a new branch in Schenectady, NY during the fourth quarter of 2017.”

Third Quarter Highlights1

  Loans, net of deferred fees, increased $88.5 million, or 7.4%
  Commercial loans increased $81.3 million, or 10.9%
  Deposits increased $80.7 million, or 5.5%
  Net interest income increased $1.8 million, or 13.2%
  Non-interest expense decreased $0.2 million, or 1.4%
  Dividends declared during the quarter were $0.26

Karl F. Krebs, Chemung Financial Corporation CFO, stated:

“Strong growth in high quality loans continues to drive interest income. Year-to-date 2017 interest income increased $2.6 million or 6.2%, over year-to-date 2016. Over the same period, we have reduced our non-interest expense by $2.4 million or 5.6%. Our continued focus on growth in high quality assets and strengthening financial performance has allowed us to improve our return on average assets 32%, from 0.57% to 0.75%, our efficiency ratio from 75.03% to 67.72%, and our return on average equity from 6.62% to 8.54%.”

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for September 30, 2017 versus December 31, 2016.   Income statement comparisons are calculated for the third quarter of 2017 versus third quarter of 2016.

3rd Quarter 2017 vs 3rd Quarter 2016

Net Interest Income:

Net interest income for the current quarter totaled $14.8 million compared with $13.0 million for the same period in the prior year, an increase of $1.8 million, or 13.2%.  Interest and fees from loans increased $1.2 million and interest from investments, including interest-bearing deposits, increased $0.3 million while interest expense on borrowed funds and securities sold under agreements to repurchase decreased $0.2 million when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.68%, compared with 3.33% for the same period in the prior year.  Average interest-earning assets increased $38.5 million compared to the same period in the prior year.  The yield on interest-earning assets increased 28 basis points, while the cost of interest-bearing liabilities decreased nine basis points compared to the same period in the prior year.  The increase in the yield on interest-earning assets can be mostly attributed to a 43 basis point increase in the yield on investments due to the reinvestment of maturing securities into higher yielding mortgage-backed and municipal securities, along with an 18 basis point increase in the yield on loans due to payoffs of nonaccrual loans and an increase in PRIME and LIBOR.  The decline in the cost of interest-bearing liabilities can be attributed to a 20 basis point decline in the cost of borrowings due to the maturity of one $10.0 million FHLB term advance (4.60% rate) in December 2016 and one $10.0 million repurchase agreement (4.54% rate) in March 2017.

Non-Interest Income:

Non-interest income for the current quarter was $5.2 million compared with $5.4 million for the same period in the prior year, a decrease of $0.2 million, or 4.9%.  The decrease was due primarily to a $0.3 million decline in interchange revenue from debit card transactions.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.3 million compared with $13.5 million for the same period in the prior year, a decrease of $0.2 million, or 1.4%.  The decrease was due primarily to decreases of $0.6 million in pension and other employee benefits, offset by increases in salaries and wages, marketing and advertising, and other non-interest expense.  The decrease in pension and other employee benefits can be mostly attributed to a $0.7 million decrease related to the freezing of accruals for the pension and post-retirement healthcare plans during the fourth quarter of 2016.  The increase in salaries and wages can be attributed to annual merit increases, while the increase in marketing and advertising expenses can be mostly attributed to timing.  The increase in other non-interest expense can be mostly attributed to an increase in non-loan charge-offs and other non-interest expenses.

3rd Quarter 2017 vs 2nd Quarter 2017

Net Interest Income:

Net interest income for the current quarter totaled $14.8 million compared with $14.0 million for the prior quarter, an increase of $0.8 million, or 5.8%.  Interest and fees from loans increased $0.9 million while interest from interest-bearing deposits decreased $0.1 million when compared to the prior quarter.  Fully taxable equivalent net interest margin was 3.68%, compared with 3.47% for the prior quarter.  Average interest-earning assets decreased $19.1 million compared to the prior quarter.  The yield on interest-earning assets increased 21 basis points, while the cost of interest-bearing liabilities increased one basis point compared to the prior quarter.  The increase in the yield on interest-earning assets can be mostly attributed to a 15 basis point increase in the yield on investments due to the reinvestment of maturing securities into higher yielding municipal securities and interest-bearing deposits, along with a 16 basis point increase in the yield on loans due to payoffs of nonaccrual loans and an increase in PRIME and LIBOR.

Non-Interest Income:

Non-interest income for the current quarter was $5.2 million compared with $5.0 million for the prior quarter, an increase of $0.2 million, or 2.9%.  The increase can be mostly attributed to an increase of $0.1 million in swap fee income.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.3 million compared with $14.3 million for the prior quarter, a decrease of $1.0 million, or 7.4%.  The decrease was due primarily to an increase in the legal reserve of $0.9 million during the second quarter, and decreases of $0.2 million in pension and other employee benefits, and $0.3 million in net occupancy and furniture and equipment expenses, offset by an increase of $0.1 million in marketing and advertising expense.  The decrease in pension and other employee benefits can be mostly attributed to lower healthcare costs during the third quarter.  The decrease in net occupancy and furniture and equipment expenses was due primarily to exit costs for the branch at 120 Genesee Street in Auburn, NY recognized in the second quarter of 2017.  The increase in marketing and advertising expenses can be mostly attributed to timing.

Asset Quality

Non-performing loans totaled $14.0 million at September 30, 2017, or 1.09% of total loans, compared with $12.0 million at December 31, 2016, or 1.00% of total loans.  The increase in non-performing loans at September 30, 2017 was primarily in the commercial mortgage segment and related to one large commercial loan, offset by decreases in the residential mortgage and consumer segments.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $14.2 million, or 0.82% of total assets, at September 30, 2017, compared with $12.4 million, or 0.75% of total assets, at December 31, 2016.  As noted above, the increase in non-performing assets was primarily due to the commercial mortgage segment of the loan portfolio.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the third quarter of 2017 was $1.3 million, an increase of $0.2 million compared with the same period in the prior year.  Net charge-offs for the third quarter of 2017 were $0.7 million, compared with $0.4 million for the third quarter of 2016.

The allowance for loan losses was $15.7 million as of September 30, 2017 and $14.3 million as of December 31, 2016.  The allowance for loan losses was 111.88% of non-performing loans at September 30, 2017 compared with 118.35% at December 31, 2016.  The ratio of the allowance for loan losses to total loans was 1.22% at September 30, 2017 compared with 1.19% at December 31, 2016.

Balance Sheet Activity

Assets totaled $1.732 billion at September 30, 2017 compared with $1.657 billion at December 31, 2016, an increase of $74.5 million, or 4.5%.  The growth was due primarily to increases of $8.8 million in securities available for sale and $88.5 million in the loan portfolio, offset by a decrease of $17.8 million in cash and cash equivalents.

The increase in total loans can be mostly attributed to increases of $81.3 million in commercial loans and $8.5 million in consumer loans, offset by a $1.3 million decrease in residential mortgages.  The increase in securities available for sale can be mostly attributed to additional purchases of municipal securities and SBA loan pools.  The decrease in cash and cash equivalents can be attributed to an increase in securities available for sale and total loans, offset by an increase in deposits.

Deposits totaled $1.537 billion at September 30, 2017 compared with $1.456 billion at December 31, 2016, an increase of $80.7 million, or 5.5%.  The growth was attributable to increases of $32.0 million in non-interest bearing demand deposits, $19.3 million in interest-bearing demand deposits, $37.8 million in money market accounts and $9.5 million in savings deposits.  Partially offsetting the increases noted above was a decrease of $17.9 million in time deposits.  The changes in money market accounts and demand deposits can be mostly attributed to new municipal clients, along with the seasonal inflow of deposits from existing municipal clients, and deposits of commercial clients.

Total equity was $154.3 million at September 30, 2017 compared with $143.7 million at December 31, 2016, an increase of $10.5 million, or 7.3%.  The increase was primarily due to earnings of $9.6 million, a $0.5 million increase in additional paid in capital, a reduction of $0.7 million in treasury stock, and a decrease of $3.5 million in accumulated other comprehensive loss, mostly attributable to the increase in the fair market value of the securities portfolio, offset by $3.7 million in dividends declared during the year.

The total equity to total assets ratio was 8.91% at September 30, 2017 compared with 8.67% at December 31, 2016.  The tangible equity to tangible assets ratio was 7.62% at September 30, 2017 compared with 7.29% at December 31, 2016.  Book value per share increased to $32.11 at September 30, 2017 from $30.07 at December 31, 2016.  As of September 30, 2017, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.890 billion at September 30, 2017, including $345.0 million of assets under management or administration for the Corporation, compared to $1.721 billion at December 31, 2016, including $294.9 million of assets under management or administration for the Corporation, an increase of $169.3 million, or 9.8%.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.7 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2017	2017	2017	2016	2016
ASSETS
Cash and due from financial institutions	$34,572	$26,684	$26,275	$28,205	$35,345
Interest-bearing deposits in other financial institutions	21,806	37,862	99,410	45,957	100,159
Total cash and cash equivalents	56,378	64,546	125,685	74,162	135,504

Trading assets, at fair value	909	877	826	774	720

Securities available for sale	312,226	324,293	302,581	303,402	303,259
Securities held to maturity	3,865	4,928	3,721	4,705	4,504
FHLB and FRB stocks, at cost	3,497	3,764	3,597	4,041	4,491
Total investment securities	319,588	332,985	309,899	312,148	312,254

Commercial	826,554	794,175	780,687	745,217	759,675
Mortgage	197,210	200,629	198,020	198,493	197,665
Consumer	265,049	257,843	255,544	256,580	259,226
Loans, net of deferred loan fees	1,288,813	1,252,647	1,234,251	1,200,290	1,216,566
Allowance for loan losses	(15,694)	(15,104)	(14,960)	(14,253)	(15,325)
Loans, net	1,273,119	1,237,543	1,219,291	1,186,037	1,201,241

Loans held for sale	1,246	386	20	412	119
Premises and equipment, net	27,366	27,836	28,206	28,923	29,084
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	2,292	2,506	2,719	2,945	3,183
Accrued interest receivable and other assets	28,960	30,069	27,630	29,954	24,936
Total assets	$1,731,682	$1,718,572	$1,736,100	$1,657,179	$1,728,865

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$449,841	$436,017	$432,062	$417,812	$424,243
Interest-bearing demand deposits	156,094	144,239	154,848	136,826	149,527
Money market accounts	586,795	591,751	597,547	548,963	579,211
Savings deposits	218,106	220,227	219,180	208,636	207,544
Time deposits	126,182	132,803	140,614	144,106	148,419
Total deposits	1,537,018	1,525,037	1,544,251	1,456,343	1,508,944

Securities sold under agreements to repurchase	10,000	11,937	15,215	27,606	30,002
FHLB advances and other debt	13,577	13,658	13,736	13,815	23,893
Accrued interest payable and other liabilities	16,810	15,978	14,641	15,667	21,214
Total liabilities	1,577,405	1,566,610	1,587,843	1,513,431	1,584,053

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	46,089	45,966	45,901	45,603	45,724
Retained earnings	130,006	127,585	125,860	124,111	122,382
Treasury stock, at cost	(14,596)	(14,670)	(14,801)	(15,265)	(15,542)
Accumulated other comprehensive (loss)	(7,275)	(6,972)	(8,756)	(10,754)	(7,805)
Total shareholders' equity	154,277	151,962	148,257	143,748	144,812
Total liabilities and shareholders' equity	$1,731,682	$1,718,572	$1,736,100	$1,657,179	$1,728,865

Period-end shares outstanding	4,804	4,799	4,794	4,781	4,768

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
(in thousands, except per share data)	2017	2016	Change	2017	2016	Change
Interest and dividend income:
Loans, including fees	$13,709	$12,487	9.8	$39,025	$37,054	5.3
Taxable securities	1,369	1,225	11.8	4,189	3,943	6.2
Tax exempt securities	322	228	41.2	836	722	15.8
Interest-bearing deposits	97	85	14.1	445	180	147.2
Total interest and dividend income	15,497	14,025	10.5	44,495	41,899	6.2

Interest expense:
Deposits	545	561	(2.9)	1,632	1,607	1.6
Securities sold under agreements to repurchase	95	214	(55.6)	383	636	(39.8)
Borrowed funds	94	210	(55.2)	273	623	(56.2)
Total interest expense	734	985	(25.5)	2,288	2,866	(20.2)

Net interest income	14,763	13,040	13.2	42,207	39,033	8.1
Provision for loan losses	1,289	1,050	22.8	2,750	2,033	35.3
Net interest income after provision for loan losses	13,474	11,990	12.4	39,457	37,000	6.6

Non-interest income:
Wealth management group fee income	2,147	2,027	5.9	6,525	6,240	4.6
Service charges on deposit accounts	1,269	1,361	(6.8)	3,678	3,781	(2.7)
Interchange revenue from debit card transactions	925	1,203	(23.1)	2,809	3,035	(7.4)
Net gains on securities transactions	-	75	(100.0)	12	983	(98.8)
Net gains on sales of loans held for sale	71	115	(38.3)	193	273	(29.3)
Net gains (losses) on sales of other real estate owned	30	10	200.0	38	(6)	N/M
Income from bank owned life insurance	17	19	(10.5)	52	55	(5.5)
Other	707	625	13.1	1,728	1,891	(8.6)
Total non-interest income	5,166	5,435	(4.9)	15,035	16,252	(7.5)

Non-interest expense:
Salaries and wages	5,480	5,355	2.3	16,177	15,720	2.9
Pension and other employee benefits	992	1,573	(36.9)	3,417	4,894	(30.2)
Net occupancy	1,476	1,503	(1.8)	4,784	5,287	(9.5)
Furniture and equipment	657	685	(4.1)	2,119	2,286	(7.3)
Data processing	1,667	1,624	2.6	4,858	5,058	(4.0)
Professional services	452	502	(10.0)	1,169	1,418	(17.6)
Legal accruals and settlements	-	-	N/M	850	1,200	(29.2)
Amortization of intangible assets	214	245	(12.7)	653	748	(12.7)
Marketing and advertising	213	101	110.9	580	648	(10.5)
Other real estate owned expense	4	41	(90.2)	35	150	(76.7)
FDIC insurance	312	324	(3.7)	946	895	5.7
Loan expense	165	162	1.9	447	462	(3.2)
Other	1,644	1,356	21.2	4,618	4,283	7.8
Total non-interest expense	13,276	13,471	(1.4)	40,653	43,049	(5.6)

Income before income tax expense	5,364	3,954	35.7	13,839	10,203	35.6
Income tax expense	1,710	1,209	41.4	4,250	3,130	35.8
Net income	$3,654	$2,745	33.1	$9,589	$7,073	35.6

Basic and diluted earnings per share	$0.76	$0.58		$2.00	$1.49
Cash dividends declared per share	0.26	0.26		0.78	0.78
Average basic and diluted shares outstanding	4,802	4,765		4,796	4,758

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, per share data)	2017	2017	2017	2016	2016	2017	2016
RESULTS OF OPERATIONS
Interest income	$15,497	$14,684	$14,314	$14,269	$14,025	$44,495	$41,899
Interest expense	734	734	820	973	985	2,288	2,866
Net interest income	14,763	13,950	13,494	13,296	13,040	42,207	39,033
Provision for loan losses	1,289	421	1,040	404	1,050	2,750	2,033
Net interest income after provision for loan losses	13,474	13,529	12,454	12,892	11,990	39,457	37,000
Non-interest income	5,166	5,022	4,847	4,897	5,435	15,035	16,252
Non-interest expense	13,276	14,332	13,045	13,561	13,471	40,653	43,049
Income before income tax expense	5,364	4,219	4,256	4,228	3,954	13,839	10,203
Income tax expense	1,710	1,263	1,277	1,274	1,209	4,250	3,130
Net income	$3,654	$2,956	$2,979	$2,954	$2,745	$9,589	$7,073

Basic and diluted earnings per share	$0.76	$0.62	$0.62	$0.62	$0.58	$2.00	$1.49
Average basic and diluted shares outstanding	4,802	4,797	4,790	4,773	4,765	4,796	4,758

PERFORMANCE RATIOS
Return on average assets	0.85%	0.69%	0.71%	0.69%	0.65%	0.75%	0.57%
Return on average equity	9.46%	7.90%	8.24%	8.20%	7.55%	8.54%	6.62%
Return on average tangible equity (a)	11.24%	9.43%	9.90%	9.92%	9.14%	10.21%	8.05%
Efficiency ratio (a) (b)	64.83%	69.28%	69.25%	72.63%	71.28%	67.72%	75.03%
Non-interest expense to average assets	3.09%	3.34%	3.12%	3.18%	3.20%	3.18%	3.47%
Loans to deposits	83.85%	82.14%	79.93%	82.42%	80.62%	83.85%	80.62%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.34%	4.18%	4.19%	4.16%	4.16%	4.24%	4.18%
Yield on investments	2.16%	2.01%	2.00%	1.75%	1.73%	2.05%	1.86%
Yield on interest-earning assets	3.86%	3.65%	3.66%	3.57%	3.58%	3.72%	3.63%
Cost of interest-bearing deposits	0.20%	0.20%	0.20%	0.21%	0.21%	0.20%	0.21%
Cost of borrowings	2.95%	2.82%	3.04%	3.13%	3.15%	2.95%	2.97%
Cost of interest-bearing liabilities	0.27%	0.26%	0.30%	0.35%	0.36%	0.27%	0.35%
Interest rate spread	3.59%	3.39%	3.36%	3.22%	3.22%	3.45%	3.28%
Net interest margin, fully taxable equivalent	3.68%	3.47%	3.45%	3.33%	3.33%	3.53%	3.38%

CAPITAL
Total equity to total assets at end of period	8.91%	8.84%	8.54%	8.67%	8.38%	8.91%	8.38%
Tangible equity to tangible assets at end of period (a)	7.62%	7.53%	7.23%	7.29%	7.03%	7.62%	7.03%

Book value per share	$32.11	$31.67	$30.93	$30.07	$30.37	$32.11	$30.37
Tangible book value per share	27.09	26.60	25.81	24.89	25.13	27.09	25.13
Period-end market value per share	47.10	40.88	39.50	36.35	28.99	47.10	28.99
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.78	0.78

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,259,919	$1,237,189	$1,215,445	$1,210,922	$1,199,367	$1,237,681	$1,189,105
Earning assets	1,615,833	1,634,955	1,605,460	1,607,287	1,577,348	1,618,788	1,559,500
Total assets	1,707,111	1,723,664	1,694,199	1,699,059	1,674,492	1,708,360	1,656,313
Deposits	1,512,685	1,532,819	1,495,724	1,483,348	1,456,622	1,513,804	1,439,497
Total equity	153,244	150,155	146,642	143,388	144,631	150,038	142,745
Tangible equity (a)	129,024	125,720	121,988	118,502	119,504	125,603	117,372

ASSET QUALITY
Net charge-offs	$699	$277	$333	$1,476	$393	$1,309	$968
Non-performing loans (d)	14,028	15,208	12,914	12,043	12,903	14,028	12,903
Non-performing assets (e)	14,216	15,545	13,251	12,431	13,270	14,216	13,270
Allowance for loan losses	15,694	15,104	14,960	14,253	15,325	15,694	15,325

Annualized net charge-offs to average loans	0.22%	0.09%	0.11%	0.48%	0.13%	0.14%	0.11%
Non-performing loans to total loans	1.09%	1.21%	1.05%	1.00%	1.06%	1.09%	1.06%
Non-performing assets to total assets	0.82%	0.90%	0.76%	0.75%	0.77%	0.82%	0.77%
Allowance for loan losses to total loans	1.22%	1.21%	1.21%	1.19%	1.26%	1.22%	1.26%
Allowance for loan losses to non-performing loans	111.88%	99.32%	115.84%	118.35%	118.77%	111.88%	118.77%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	YTD - September 30, 2017			YTD - September 30, 2016			YTD - Sept. 30, 2017 vs. Sept. 30, 2016
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Earning assets:
Commercial loans	$780,120	$25,425	4.36%	$727,824	$23,617	4.33%	$1,808	$1,649	$159
Mortgage loans	199,625	5,716	3.83%	196,799	5,806	3.94%	(90)	79	(169)
Consumer loans	257,936	8,082	4.19%	264,482	7,784	3.93%	298	(199)	497
Taxable securities	273,124	4,194	2.05%	277,346	3,947	1.90%	247	(61)	308
Tax-exempt securities	51,016	1,214	3.18%	45,824	1,042	3.04%	172	95	77
Interest-bearing deposits	56,967	445	1.04%	47,225	180	0.51%	265	44	221
Total earning assets	1,618,788	45,076	3.72%	1,559,500	42,376	3.63%	2,700	1,607	1,093

Non-earnings assets:
Cash and due from banks	25,456			26,867
Premises and equipment, net	28,208			29,696
Other assets	53,965			51,564
Allowance for loan losses	(14,866)			(14,592)
AFS valuation allowance	(3,191)			3,278
Total assets	$1,708,360			$1,656,313

Interest-bearing liabilities:
Interest-bearing checking	$144,683	$98	0.09%	$132,988	$106	0.11%	$(8)	$11	$(19)
Savings and money market	802,700	1,168	0.19%	743,808	1,060	0.19%	108	108	-
Time deposits	136,359	366	0.36%	160,352	441	0.37%	(75)	(63)	(12)
FHLB advances and repos	29,760	656	2.95%	56,605	1,259	2.97%	(603)	(595)	(8)
Total int.-bearing liabilities	1,113,502	2,288	0.27%	1,093,753	2,866	0.35%	(578)	(539)	(39)

Non-interest-bearing liabilities:
Demand deposits	430,062			402,349
Other liabilities	14,758			17,466
Total liabilities	1,558,322			1,513,568
Shareholders' equity	150,038			142,745
Total liabilities and shareholders' equity	$1,708,360			$1,656,313

Fully taxable equivalent net interest income		42,788			39,510		$3,278	$2,146	$1,132
Net interest rate spread (1)			3.45%			3.28%
Net interest margin, fully taxable equivalent (2)			3.53%			3.38%
Taxable equivalent adjustment		(581)			(477)
Net interest income		$42,207			$39,033

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	QTD - September 30, 2017			QTD - September 30, 2016			QTD - Sept. 30, 2017 vs. Sept. 30, 2016
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Earning assets:
Commercial loans	$799,505	$9,037	4.48%	$741,515	$7,967	4.27%	$1,070	$657	$413
Mortgage loans	199,396	1,963	3.91%	197,292	1,950	3.93%	13	22	(9)
Consumer loans	261,018	2,782	4.23%	260,559	2,623	4.00%	159	5	154
Taxable securities	271,529	1,371	2.00%	268,388	1,225	1.82%	146	15	131
Tax-exempt securities	57,127	467	3.24%	43,692	329	3.00%	138	110	28
Interest-bearing deposits	27,258	97	1.41%	65,902	85	0.51%	12	(72)	84
Total earning assets	1,615,833	15,717	3.86%	1,577,348	14,179	3.58%	1,538	737	801

Non-earnings assets:
Cash and due from banks	26,036			27,420
Premises and equipment, net	27,774			29,575
Other assets	53,944			50,397
Allowance for loan losses	(15,179)			(14,783)
AFS valuation allowance	(1,297)			4,535
Total assets	$1,707,111			$1,674,492

Interest-bearing liabilities:
Interest-bearing checking	$138,364	$32	0.09%	$122,030	$27	0.09%	5	5	-
Savings and money market	801,580	398	0.20%	769,855	392	0.20%	6	6	-
Time deposits	130,445	115	0.35%	154,618	142	0.37%	(27)	(20)	(7)
FHLB advances and repos	25,405	189	2.95%	53,619	424	3.15%	(235)	(210)	(25)
Total int.-bearing liabilities	1,095,794	734	0.27%	1,100,122	985	0.36%	(251)	(219)	(32)

Non-interest-bearing liabilities:
Demand deposits	442,296			410,119
Other liabilities	15,777			19,620
Total liabilities	1,553,867			1,529,861
Shareholders' equity	153,244			144,631
Total liabilities and shareholders' equity	$1,707,111			$1,674,492

Fully taxable equivalent net interest income		14,983			13,194		$1,789	$956	$833
Net interest rate spread (1)			3.59%			3.22%
Net interest margin, fully taxable equivalent (2)			3.68%			3.33%
Taxable equivalent adjustment		(220)			(154)
Net interest income		$14,763			$13,040

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share data)	2017	2017	2017	2016	2016	2017	2016
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$14,763	$13,950	$13,494	$13,296	$13,040	$42,207	$39,033
Fully taxable equivalent adjustment	220	192	169	154	154	581	477
Fully taxable equivalent net interest income (non-GAAP)	$14,983	$14,142	$13,663	$13,450	$13,194	$42,788	$39,510

Non-interest income (GAAP)	$5,166	$5,022	$4,847	$4,897	$5,435	$15,035	$16,252
Less: net (gains) losses on security transactions	-	(12)	-	(4)	(75)	(12)	(983)
Adjusted non-interest income (non-GAAP)	$5,166	$5,010	$4,847	$4,893	$5,360	$15,023	$15,269

Non-interest expense (GAAP)	$13,276	$14,332	$13,045	$13,561	$13,471	$40,653	$43,049
Less: amortization of intangible assets	(214)	(213)	(226)	(238)	(245)	(653)	(748)
Less: legal reserve	-	(850)	-	-	-	(850)	(1,200)
Adjusted non-interest expense (non-GAAP)	$13,062	$13,269	$12,819	$13,323	$13,226	$39,150	$41,101

Average interest-earning assets (GAAP)	$1,615,833	$1,634,955	$1,605,460	$1,607,287	$1,577,348	$1,618,788	$1,559,500

Net interest margin - fully taxable equivalent (non-GAAP)	3.68%	3.47%	3.45%	3.33%	3.33%	3.53%	3.38%
Efficiency ratio (non-GAAP)	64.83%	69.28%	69.25%	72.63%	71.28%	67.72%	75.03%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share and ratio data)	2017	2017	2017	2016	2016	2017	2016
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$154,277	$151,962	$148,257	$143,748	$144,812	$154,277	$144,812
Less: intangible assets	(24,116)	(24,330)	(24,543)	(24,769)	(25,007)	(24,116)	(25,007)
Tangible equity (non-GAAP)	$130,161	$127,632	$123,714	$118,979	$119,805	$130,161	$119,805

Total assets (GAAP)	$1,731,682	$1,718,572	$1,736,100	$1,657,179	$1,728,865	$1,731,682	$1,728,865
Less: intangible assets	(24,116)	(24,330)	(24,543)	(24,769)	(25,007)	(24,116)	(25,007)
Tangible assets (non-GAAP)	$1,707,566	$1,694,242	$1,711,557	$1,632,410	$1,703,858	$1,707,566	$1,703,858

Total equity to total assets at end of period (GAAP)	8.91%	8.84%	8.54%	8.67%	8.38%	8.91%	8.38%
Book value per share (GAAP)	$32.11	$31.67	$30.93	$30.07	$30.37	$32.11	$30.37

Tangible equity to tangible assets at
end of period (non-GAAP)	7.62%	7.53%	7.23%	7.29%	7.03%	7.62%	7.03%
Tangible book value per share (non-GAAP)	$27.09	$26.60	$25.81	$24.89	$25.13	$27.09	$25.13

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except ratio data)	2017	2017	2017	2016	2016	2017	2016
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$153,244	$150,155	$146,642	$143,388	$144,631	$150,038	$142,745
Less: average intangible assets	(24,220)	(24,435)	(24,654)	(24,886)	(25,127)	(24,435)	(25,373)
Average tangible equity (non-GAAP)	$129,024	$125,720	$121,988	$118,502	$119,504	$125,603	$117,372

Return on average equity (GAAP)	9.46%	7.90%	8.24%	8.20%	7.55%	8.54%	6.62%
Return on average tangible equity (non-GAAP)	11.24%	9.43%	9.90%	9.92%	9.14%	10.21%	8.05%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share and ratio data)	2017	2017	2017	2016	2016	2017	2016
NON-GAAP NET INCOME
Reported net income (GAAP)	$3,654	$2,956	$2,979	$2,954	$2,745	$9,589	$7,073
Net (gains) losses on security transactions (net of tax)	-	(8)	-	(2)	(47)	(8)	(612)
Legal reserve	-	528	-	-	-	528	747
Non-GAAP net income	$3,654	$3,476	$2,979	$2,952	$2,698	$10,109	$7,208

Average basic and diluted shares outstanding	4,802	4,797	4,790	4,773	4,765	4,796	4,758

Reported basic and diluted earnings per share (GAAP)	$0.76	$0.62	$0.62	$0.62	$0.58	$2.00	$1.49
Reported return on average assets (GAAP)	0.85%	0.69%	0.71%	0.69%	0.65%	0.75%	0.57%
Reported return on average equity (GAAP)	9.46%	7.90%	8.24%	8.20%	7.55%	8.54%	6.62%

Core basic and diluted earnings per share (non-GAAP)	$0.76	$0.72	$0.62	$0.62	$0.57	$2.10	$1.51
Core return on average assets (non-GAAP)	0.85%	0.81%	0.71%	0.69%	0.64%	0.79%	0.58%
Core return on average equity (non-GAAP)	9.46%	9.29%	8.24%	8.19%	7.42%	9.01%	6.75%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2016 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714